EXHIBIT 99.1

SECOND SUPPLEMENT TO
UNIT PURCHASE AGREEMENT
dated August 13, 2004 with
CASCADE INVESTMENT, L.L.C.

July 1, 2005

            Reference is made to the above-captioned agreement (the "UPA").  Capitalized terms used herein without definition have the respective meanings specified in the UPA.

  Section 3 of the UPA, as modified by the First Supplement to the UPA dated June 4, 2005, makes provision with respect to the Closing occurring on or before July 5, 2005 (July 6, 2005 being the redemption date for the 10.25% Senior Notes).  The parties have agreed that the Closing may occur on any Business Day through and including August 14, 2005.
  The sale and purchase of the Units shall occur at the offices of Bracewell & Giuliani LLP, 1177 Avenue of the Americas, 19th Floor, New York, New York.
  The Collateral Agent, the Custodial Agent, the Securities Intermediary and the Indenture Trustee shall be U.S. Bank Trust National Association.
  The opinion referenced in Section 4.4(a) of the UPA shall be given by Bracewell & Giuliani LLP in lieu of Pillsbury Winthrop LLP.
  This instrument shall take effect as an amendment to the UPA pursuant to Section 13 thereof.

[Remainder of page intentionally left blank; signature page follows]

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[Signature page to Second Supplement]

IN WITNESS WHEREOF, the parties have executed and delivered this Second Supplement to Unit Purchase Agreement as of the date set forth above.

 PNM RESOURCES, INC.

By: /s/ Terry R. Horn
Name: Terry R. Horn
Title: Vice President, Treasurer and
Corporate Secretary

CASCADE INVESTMENT, L.L.C.

By: /s/ Michael Larson
Name: Michael Larson
Title: Business Manager

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